UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2007

El Paso Electric Company

(Exact name of Registrant as Specified in its Charter)

Texas	0-296	74-0607870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (915) 543-5711

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

    Item 8.01 Other Events

On February 26, 2007, Gary R. Hedrick, Chief Executive Officer and President of El Paso Electric Company (the “Company”), adopted a stock trading plan pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to instruct his brokerage firm to sell shares on his behalf in the future. Mr. Hedrick adopted the plan with his brokerage firm for the purpose of (i) exercising 50,000 options to purchase common stock of the Company, which were granted on November 5, 2001 at an exercise price of $13.59 per share, and selling the resulting shares at market price; and (ii) selling at market price 35,345 shares of common stock currently owned by him.

On February 26, 2007, Julius F. Bates, Executive Vice President and Chief Operating Officer of the Company, adopted a stock trading plan pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to instruct his brokerage firm to sell shares on his behalf in the future. Mr. Bates adopted the plan with his brokerage firm for the purpose of exercising 100,000 options to purchase common stock of the Company, which were granted on January 3, 1998 and which expire on January 2, 2008 unless exercised prior to such date, at an exercise price of $7.50 per share and selling the resulting shares at market price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: February 26, 2007	By:	/s/ Gary D. Sanders
		Name:	Gary D. Sanders
		Title:	General Counsel

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